Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2018
FINANCIAL RESULTS

Company provides 2019 financial performance guidance

SAN DIEGO – Feb. 20, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter and full year ended Dec. 31, 2018.

Fourth Quarter 2018 Highlights:

•	Revenue increased 6.3% to $288.3 million, or 6.9% on a constant currency basis;
•	GAAP operating profit margin of 9.0%; Non-GAAP operating profit margin of 16.0%; and
•	GAAP diluted earnings per share of $0.23; Non-GAAP diluted earnings per share of $0.69.

Full Year 2018 Highlights:

•	Revenue increased 7.3% to $1,101.7 million, or 7.1% on a constant currency basis;
•	GAAP operating profit margin of 4.9%; Non-GAAP operating profit margin of 15.1%; and
•	GAAP diluted earnings per share of $0.24; Non-GAAP diluted earnings per share of $2.23.

“NuVasive delivered strong year-over-year revenue growth of more than 7% in 2018, demonstrating the Company’s ability to take share in a stable but relatively flat U.S. spine market. Additionally, we made significant progress at our West Carrollton manufacturing facility, exiting the year at 70% SKU rationalization. Collectively, these achievements serve to advance our mission to bring disruptive technology to surgeon partners to enable better, more predictable patient outcomes," said J. Christopher Barry, chief executive officer of NuVasive. “In 2019, NuVasive will focus on continuing to deliver above market revenue growth, while balancing operating leverage with reinvestment opportunities. We will demonstrate a disciplined approach toward funding key areas for long-term Company growth—furthering our product leadership in global implant systems, accelerating our Surgical Intelligence platform, and investing in surgeon training and education with an ongoing focus on globalization efforts.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

Fourth Quarter 2018 Results

NuVasive reported fourth quarter 2018 total revenue of $288.3 million, a 6.3% increase on a reported basis and 6.9% increase on a constant currency basis, compared to $271.2 million for the fourth quarter 2017.

For the fourth quarter 2018, GAAP and non-GAAP gross profit was $202.2 million, and GAAP and non-GAAP gross margin was 70.1%. These results compared to GAAP and non-GAAP gross profit of $195.9 million and $196.3 million, respectively, and GAAP and non-GAAP gross margin of 72.2% and 72.4%, respectively for the fourth quarter 2017. Total GAAP and non-GAAP operating expenses for the fourth quarter 2018 were $176.3 million and $156.2 million, respectively. These results compared to GAAP and non-GAAP operating expenses of $166.5 million and $146.9 million, respectively, for the fourth quarter 2017.

The Company reported GAAP net income of $12.2 million, or $0.23 per share, for the fourth quarter 2018 compared to GAAP net income of $23.5 million, or $0.45 per share, for the fourth quarter 2017. On a non-GAAP basis, the Company reported net income of $36.1 million, or $0.69 per share, for the fourth quarter 2018 compared to net income of $29.1 million, or $0.56 per share, for the fourth quarter 2017.

Full Year 2018 Results

NuVasive reported full year 2018 total revenue of $1,101.7 million, a 7.3% increase on a reported basis and 7.1% increase on a constant currency basis, compared to $1,026.7 million for the full year 2017.

Total GAAP and non-GAAP gross profit for the full year 2018 was $790.6 million and $791.6 million, respectively, and GAAP and non-GAAP gross margin was 71.8% and 71.9%, respectively. These results compared to gross profit of $758.2 million and $758.8 million on a GAAP and non-GAAP basis, respectively, and a GAAP and non-GAAP gross margin of 73.9% for the full year 2017. Total GAAP and non-GAAP operating expenses for the full year 2018 were $736.4 million and $624.8 million, respectively. These results compared to GAAP and non-GAAP operating expenses of $646.8 million and $589.5 million, respectively, for the full year 2017.

The Company reported GAAP net income of $12.5 million, or $0.24 per share, for the full year 2018 compared to GAAP net income of $81.6 million, or $1.48 per share, for the full year 2017. On a non-GAAP basis, the Company reported net income of $116.6 million, or $2.23 per share, for the full year 2018 compared to net income of $99.0 million, or $1.89 per share, for the full year 2017.

Annual Financial Guidance for 2019
The Company estimates revenue for full year 2019 to be in the range of $1.14 billion to $1.16 billion,  reflecting reported growth in the range of 3.5% to 5.5%. The Company expects currency to have a negative impact in 2019 of approximately $4 million. The Company estimates full year 2019 net income on a GAAP basis in the range of $1.00 to $1.10 per share and non-GAAP earnings per share in the range of $2.20 to $2.30.

2019 Guidance Range [1]
		GAAP	Non-GAAP
	Revenue	$1.14B - $1.16B	$1.14B - $1.16B
	% Growth - Reported	3.5% - 5.5%	3.5% - 5.5%
	% Growth - Constant Currency [2]		3.8% - 5.8%
	Operating margin	9.5% - 10.0%	15.0% - 15.5%
	Earnings per share	$1.00 - $1.10	$2.20 - $2.30
	EBITDA margin	21.2% - 21.7%	25.2% - 25.7%
	Tax Rate	~24%	~23%

[1]	Guidance reflects the range provided on February 20, 2019.
[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
		2018 Actuals [1]	2019 Guidance Range [1,2,3]
	GAAP diluted net income per share	$0.24	$1.00 - 1.10
	Impact of change to diluted share count	—	—
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.24	$1.00 - 1.10

	Business transition costs [4]	0.22	—
	Non-cash purchase accounting adjustments on acquisitions [5]	0.02	—
	Non-cash interest expense on convertible notes	0.32	0.30
	Litigation related expenses and settlements [6]	0.65	0.20
	Non-recurring consulting fees [7]	0.12	—
	Net loss on strategic investments	0.07	—
	Amortization of intangible assets	0.97	0.90
	Purchase of in-process research and development [8]	0.17	—
	European medical device regulation [9]	0.01	0.10
	Tax effect of adjustments [10]	(0.56)	(0.30)
	Non-GAAP earnings per share	$2.23	$2.20 - 2.30

	GAAP Weighted shares outstanding - basic	51,382	52,017
	GAAP Weighted shares outstanding - diluted	52,355	52,938
	Non-GAAP Weighted shares outstanding - diluted [11]	52,178	52,714

[1]	Items may not foot due to rounding.
[2]	Guidance reflects the range provided on February 20, 2019.
[3]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[6]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[7]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[8]	Purchase of an in-process research and development asset which had no future alternative use.
[9]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[10]

The impact on results from taxes include tax affecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis in 2018.

[11]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

	(in thousands, except %)	2018 Actuals [1]	2019 Guidance [1,2]
	Non-GAAP Gross Margin % [A]	71.9%	72.5% - 73.0%
	Non-cash purchase accounting adjustments on acquisitions [3]	(0.1%)	0.0%
	GAAP Gross Margin [B]	71.8%	72.5% - 73.0%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	51.1%	51.0% - 52.0%
	Non-recurring consulting fees [4]	0.6%	0.0%
	Litigation related expenses [5]	0.6%	0.7%
	GAAP Sales, Marketing & Administrative Expense [D]	52.3%	51.7% - 52.7%

	GAAP and Non-GAAP Research & Development Expense [E]	5.6%	6.0%

	Litigation related settlements [F] [6]	2.5%	0.0%
	Amortization of intangible assets [G]	4.6%	4.2%
	Purchase of in-process research and development [H] [7]	0.8%	0.0%
	European medical device regulation [I] [8]	0.0%	0.6%
	Business transition costs [J] [9]	1.0%	0.0%

	Non-GAAP Operating Margin % [A - C - E]	15.1%	15.0% - 15.5%

	GAAP Operating Margin % [B - D - E - F - G - H - I - J]	4.9%	9.5% - 10.0%

[1]	Items may not foot due to rounding.
[2]	Guidance reflects the range provided on February 20, 2019.
[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[5]	Expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[6]	Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.
[7]	Purchase of an in-process research and development asset which had no future alternative use.
[8]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[9]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA Margin %

	(in thousands, except %)	2018 Actuals [1,2]	2019 Guidance Range [1,3,4]
	Net Income	1.1%	4.6% - 5.0%
	Interest income / expense, net	3.4%	3.3%
	Income tax benefit / (expense)	(0.3%)	1.5%
	Depreciation and amortization	11.8%	11.7%
	EBITDA Margin	16.0%	21.2% - 21.7%
	Non-cash stock based compensation	2.3%	2.7%
	Business transition costs [5]	1.0%	0.0%
	Non-cash purchase accounting adjustments on acquisitions [6]	0.1%	0.0%
	Litigation related expenses and settlements [7]	3.1%	0.7%
	Non-recurring consulting fees [8]	0.6%	0.0%
	In-process research and development [9]	0.8%	0.0%
	European medical device regulation [10]	0.0%	0.6%
	Net loss on strategic investments	0.3%	0.0%
	Adjusted EBITDA Margin	24.3%	25.2% - 25.7%

[1]	Items may not foot due to rounding.
[2]	Effective tax expense rate of ~43% benefit applied to GAAP earnings and ~18% applied to Non-GAAP earnings.
[3]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Guidance reflects the range provided on February 20, 2019.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[9]	Purchase of an in-process research and development asset which had no future alternative use.
[10]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

During the quarter ended June 30, 2018, the Company began excluding from its non-GAAP financial results certain litigation related expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property. For consistency and comparability, the Company has re-casted non-GAAP financial results for each of the quarters ended Dec. 31, 2017 and March 31, 2018 to exclude these litigation expenses in such periods, which were $0.4 million and $0.6 million, respectively.

	For the Three Months Ended December 31, 2018
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$202,198	$25,856	$12,157	$0.23	52,530	$12,157
	% of revenue	70.1%	9.0%
	Amortization of intangible assets		13,268	13,268
	Litigation related expenses and settlements [1]		2,750	2,750			2,750
	Business transition costs [2]		3,779	3,779			3,779
	European medical device regulation [3]		373	373			373
	Non-cash interest expense on convertible notes			4,262
	Net gain on strategic investments			(30)			(30)
	Tax effect of adjustments [4]			(444)
	Interest expense/(income), net						9,193
	Income tax expense						4,175
	Depreciation and amortization						33,356
	Non-cash stock based compensation						3,699
	Adjusted Non-GAAP	$202,198	$46,026	$36,115	$0.69	52,471	$69,452
	% of revenue	70.1%	16.0%				24.1%

[1]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

The impact on results from taxes include tax affecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Year Ended December 31, 2018
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [8]	Net Income to Adjusted EBITDA
	Reported GAAP	$790,555	$54,168	$12,479	$0.24	52,355	$12,479
	% of revenue	71.8%	4.9%
	Non-cash purchase accounting adjustments on acquisitions [1]	1,080	1,080	1,080			1,080
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		50,670	50,670
	Litigation related expenses and settlements [3]		34,052	34,052			34,052
	Business transition costs [4]		11,473	11,473			11,473
	Purchase of in-process research and development [5]		8,913	8,913			8,913
	European medical device regulation [6]		373	373			373
	Non-cash interest expense on convertible notes			16,722
	Net loss on strategic investments			3,837			3,837
	Tax effect of adjustments [7]			(29,126)
	Interest expense/(income), net						37,271
	Income tax benefit						(3,756)
	Depreciation and amortization						129,765
	Non-cash stock based compensation						25,761
	Adjusted Non-GAAP	$791,635	$166,813	$116,557	$2.23	52,178	$267,332
	% of revenue	71.9%	15.1%				24.3%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Purchase of an in-process research and development asset which had no future alternative use.
[6]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[7]

The impact on results from taxes include tax affecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis.

[8]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended December 31, 2017
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [6]	Net Income to Adjusted EBITDA
	Reported GAAP [1]	$195,917	$29,408	$23,477	$0.45	51,857	$23,477
	% of revenue	72.2%	10.8%
	Non-cash purchase accounting adjustments on acquisitions [2]	404	404	404			404
	Amortization of intangible assets [3]		12,999	12,677
	Litigation related expenses and settlements		4,133	4,133			4,133
	Business transition costs [4]		2,518	2,518			2,518
	Non-cash interest expense on convertible notes			4,046
	Tax effect of adjustments [5]			(18,155)
	Interest expense/(income), net						9,156
	Income tax benefit						(3,949)
	Depreciation and amortization [3]						32,055
	Non-cash stock based compensation						7,407
	Adjusted Non-GAAP	$196,321	$49,462	$29,100	$0.56	51,857	$75,201
	% of revenue	72.4%	18.2%				27.7%

[1]	Reported GAAP figures for 2017 have been recasted and presented based on the full retrospective method of adoption of ASC 606.
[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

When reconciling from reported GAAP net income, the adjustment for amortization of intangible assets excludes the amortization associated with non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

The impact on results from taxes include tax affecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~10% benefit on a GAAP basis and ~33% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Year Ended December 31, 2017
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [6]	Net Income to Adjusted EBITDA
	Reported GAAP [1]	$758,244	$111,486	$81,598	$1.48	55,193	$81,598
	% of revenue	73.9%	10.9%
	Non-cash purchase accounting adjustments on acquisitions [2]	540	540	540			540
	Amortization of intangible assets [3]		48,039	46,750
	Litigation related expenses and settlements		4,883	4,883			4,883
	Business transition costs [4]		4,287	4,287			4,287
	Non-cash interest expense on convertible notes			17,290
	Tax effect of adjustments [5]			(56,357)
	Interest expense/(income), net						37,581
	Income tax benefit						(7,492)
	Depreciation and amortization [3]						119,927
	Non-cash stock based compensation						22,391
	Adjusted Non-GAAP	$758,784	$169,235	$98,991	$1.89	52,345	$263,715
	% of revenue	73.9%	16.5%				25.7%

[1]	Reported GAAP figures for 2017 have been recasted and presented based on the full retrospective method of adoption of ASC 606.
[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

When reconciling from reported GAAP net income, the adjustment for amortization of intangible assets excludes the amortization associated with non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

The impact on results from taxes include tax affecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~10% benefit on a GAAP basis and ~33% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

The Company will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its fourth quarter and full year 2018 financial performance. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website through March 20, 2019. In addition, a telephone replay of the call will be available until Feb. 27, 2019. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13686677.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the fourth quarter and full year 2018, as well as projections for 2019 financial guidance and longer-term financial performance goals. The Company’s results for the fourth quarter and full year 2018 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2019 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)
Revenue
Product revenue	$258,226	$248,881	$986,458	$938,981
Service revenue	30,101	22,341	115,256	87,704
Total revenue	288,327	271,222	1,101,714	1,026,685
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	66,375	60,015	234,509	207,307
Cost of services	19,754	15,290	76,650	61,134
Total cost of revenue	86,129	75,305	311,159	268,441
Gross profit	202,198	195,917	790,555	758,244
Operating expenses:
Sales, marketing and administrative	142,201	134,523	575,836	539,507
Research and development	17,094	12,719	61,695	50,425
Amortization of intangible assets	13,268	12,999	50,670	48,039
Purchase of in-process research and development	—	—	8,913	—
Litigation liability loss	—	3,750	27,800	4,500
Business transition costs	3,779	2,518	11,473	4,287
Total operating expenses	176,342	166,509	736,387	646,758
Interest and other expense, net:
Interest income	206	85	586	440
Interest expense	(9,399)	(9,241)	(37,857)	(38,021)
Other (expense) income, net	(331)	(1,160)	(8,174)	(1,542)
Total interest and other expense, net	(9,524)	(10,316)	(45,445)	(39,123)
Income before income taxes	16,332	19,092	8,723	72,363
Income tax benefit (expense)	(4,175)	3,949	3,756	7,492
Consolidated net income	$12,157	$23,041	$12,479	$79,855
Add back net loss attributable to non-controlling interests	—	$(436)	—	$(1,743)
Net income attributable to NuVasive, Inc.	$12,157	$23,477	$12,479	$81,598
Net income per share attributable to NuVasive, Inc.:
Basic	$0.24	$0.46	$0.24	$1.60
Diluted	$0.23	$0.45	$0.24	$1.48
Weighted average shares outstanding:
Basic	51,504	51,094	51,382	50,874
Diluted	52,530	51,857	52,355	55,193

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$117,840	$72,803
Restricted cash and investments	—	3,901
Accounts receivable, net of allowances of $16,171 and $13,026, respectively	196,487	200,220
Inventory, net	273,244	247,138
Prepaid income taxes	16,905	17,209
Prepaid expenses and other current assets	13,733	18,792
Total current assets	618,209	560,063
Property and equipment, net	238,841	215,326
Intangible assets, net	252,048	280,774
Goodwill	561,366	536,926
Deferred tax assets	5,263	6,440
Restricted cash and investments	2,395	1,494
Other assets	29,737	39,117
Total assets	$1,707,859	$1,640,140
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$105,877	$75,767
Contingent consideration liabilities	7,560	18,952
Accrued payroll and related expenses	59,960	55,618
Litigation liabilities	1,415	8,150
Income tax liabilities	4,648	2,908
Total current liabilities	179,460	161,395
Long-term senior convertible notes	602,526	582,920
Deferred and income tax liabilities, non-current	4,964	18,870
Other long-term liabilities	86,384	77,539
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at December 31, 2018 and December 31, 2017, 56,648,077 and 56,164,060 issued and outstanding at December 31, 2018 and December 31, 2017, respectively	61	60
Additional paid-in capital	1,397,829	1,363,549
Accumulated other comprehensive loss	(8,628)	(6,933)
Retained earnings	17,241	4,762
Treasury stock at cost; 5,116,496 shares and 5,001,886 shares at December 31, 2018 and December 31, 2017, respectively	(571,978)	(565,867)
Total NuVasive, Inc. stockholders’ equity	834,525	795,571
Non-controlling interests	—	3,845
Total equity	834,525	799,416
Total liabilities and equity	$1,707,859	$1,640,140

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2018	2017
Operating activities:
Consolidated net income	$12,479	$79,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,765	121,176
Purchase of in-process research and development	8,913	—
Deferred income taxes	(11,396)	(12,838)
Amortization of non-cash interest	20,123	20,538
Stock-based compensation	25,673	22,391
Net loss on strategic investments	4,421	—
Reserves on current assets	14,834	5,622
Other non-cash adjustments	23,703	16,561
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	4,562	(26,610)
Inventory	(38,646)	(35,867)
Prepaid expenses and other current assets	(1,280)	(12,681)
Accounts payable and accrued liabilities	20,518	(5,558)
Contingent consideration liabilities	(300)	(11,200)
Accrued payroll and related expenses	2,595	3,975
Litigation liability	1,165	8,150
Income taxes	2,054	3,455
Net cash provided by operating activities	219,183	176,969
Investing activities:
Other acquisitions and investments	(55,266)	(62,370)
Proceeds from other investments	3,584	—
Purchases of intangible assets	(7,682)	(2,270)
Purchases of property and equipment	(101,921)	(110,221)
Net cash used in investing activities	(161,285)	(174,861)
Financing activities:
Proceeds from the issuance of common stock	8,127	9,991
Payment of contingent consideration	(19,450)	(19,400)
Purchase of treasury stock	(2,928)	(11,860)
Repurchases of convertible notes	—	(63,317)
Proceeds from revolving line of credit	100,000	60,000
Repayments on revolving line of credit	(100,000)	(60,000)
Other financing activities	(327)	(2,442)
Net cash used in financing activities	(14,578)	(87,028)
Effect of exchange rate changes on cash	(1,283)	2,070
Increase (decrease) in cash, cash equivalents and restricted cash	42,037	(82,850)
Cash, cash equivalents and restricted cash at beginning of period	78,198	161,048
Cash, cash equivalents and restricted cash at end of period	$120,235	$78,198

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jill Howard
NuVasive, Inc.

858-480-0571

media@nuvasive.com